Filed Pursuant to Rule 433
Registration No. 333-180728

Market Linked Notes and Market Linked Securities

April 2014 - Offerings summary

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure. Filed by Wells Fargo & Company pursuant to Rule 433 (d)(1)(i).

MARKET LINKED NOTES AND MARKET LINKED SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

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Market Linked Investments have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Investments

On a monthly basis, Wells Fargo Securities offers a new set of Market Linked Investments that provide investors with opportunities to gain market exposure with varying levels of market risk protection, from zero to 100% protection, if held to maturity. All payments on Market Linked Investments are subject to the credit risk of the applicable issuer. Market Linked Investments are unsecured debt obligations of the issuer, and investors will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment. If the issuer defaults on its obligations, investors could lose their entire investment.

Market Linked Investments are classified into different investment strategies based on their primary risk/return features. The following icons denote the investment strategies highlighted in this offerings summary.

Market Linked Notes

Market Linked Notes allow investors to participate in the potential appreciation of an underlying market measure while also protecting against potential declines in the market measure. If held to maturity, these investments provide for the repayment of an investor’s principal amount, regardless of the performance of the underlying market measure, subject to the credit risk of the issuer.

Market Linked Notes – Partial downside protection

Market Linked Notes may also be offered with a maximum potential loss of up to 10% of principal. These notes provide for a repayment of at least 90% of an investor’s principal amount if held to maturity, subject to the credit risk of the issuer. These notes are referred to as Market Linked Notes with partial downside protection and will be specifically identified as such.

Market Linked Securities

Market Linked Securities are designed for investors who are willing to forgo any protection against market declines. Market Linked Securities typically provide investors the opportunity to earn enhanced returns based on an underlying market measure if held to maturity, usually subject to a predetermined maximum return cap. These securities can include some form of limited protection against declines in the market measure, usually in the form of a buffer or contingent level of protection, subject to the credit risk of the issuer. If no such limited protection is provided, investors will be exposed to potential complete loss of their principal amount.

Market Linked Notes and Market Linked Securities can be linked to a variety of asset classes or combinations of these asset classes, which are represented by the following five colors. For each Market Linked Note or Market Linked Security in this monthly offerings summary, the relevant asset class will be represented as a color behind the investment strategy icon.

Equities	Fixed Income	Currencies	Commodities	Hybrid

Classification of Market Linked Investments into investment strategies is not intended to guarantee particular results or performance. Although the potential returns on Market Linked Investments are based upon the performance of the relevant underlying market measure, investing in a Market Linked Investment is not equivalent to investing directly in the underlying market measure.

Estimated value of Market Linked Investments

The original offering price of each Market Linked Investment will include certain costs that are borne by investors. Because of these costs, the estimated value of a Market Linked Investment on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” below and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of a Market Linked Investment in the applicable pricing supplement. The estimated value of a Market Linked Investment will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the Market Linked Investment, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of the Market Linked Investment. You should read the applicable pricing supplement for more information about the estimated value of a Market Linked Investment and how it is determined.

General risks and investment considerations

An investment in Market Linked Notes or Market Linked Securities involves a variety of risks. Market Linked Notes and Market Linked Securities may have a variety of different payout structures and may be linked to a variety of different underlying market measures. Each structure and each underlying market measure will have its own unique set of risks and investment considerations. Before you invest in any Market Linked Note or Market Linked Security, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to most types of Market Linked Notes and Market Linked Securities:

•	Principal risk. Market Linked Securities and certain Market Linked Notes are not structured to repay your full principal amount on the stated maturity date. Certain Market Linked Securities may be structured such that your entire investment is at risk, in which case you could lose your entire principal amount.
•	Performance risk and opportunity costs of Market Linked Notes. Because many Market Linked Notes offer a below-market minimum return or no minimum return at all, the yield that you will receive on your Market Linked Notes may be less than the return you could earn on other investments, including a traditional interest-bearing debt security with the same maturity date of the applicable issuer or another issuer with a similar credit rating, and could be zero.
•	Performance risk of Market Linked Securities. Market Linked Securities do not repay a fixed amount on the stated maturity date. The redemption amount you receive typically depends on the change in the level of the underlying market measure over the term of the Market Linked Securities. As a result, the redemption amount you receive on Market Linked Securities may be more or less, and possibly significantly less, than the face amount of such Market Linked Securities.
•	Limited upside. The return of certain Market Linked Notes and Market Linked Securities may be limited by a predetermined maximum return cap and, as a result, may be lower than the return on a direct investment in the applicable underlying market measure.
•	Liquidity risk. Market Linked Notes and Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. Market Linked Notes and Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for any Market Linked Notes or Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Notes or Market Linked Securities prior to their maturity date. If you choose to sell a Market Linked Note or Market Linked Security prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. Market Linked Notes and Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Notes and Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying market measure; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. If the Market Linked Notes or Market Linked Securities are subject to a capped value, Wells Fargo Securities anticipates that their value will always be at a discount to the capped value.
•

Costs to investors. The original offering price of Market Linked Notes and Market Linked Securities will include certain costs that are borne by investors. These costs will adversely affect the economic terms of the Market Linked Notes and Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for the Market Linked Notes and Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in investors’ favor following the pricing date, any secondary market price for the Market Linked Notes and Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in a Market Linked Note or Market Linked Security is subject to the ability of the applicable issuer to make payments to investors when they are due, and you will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment. If the issuer defaults on its payment obligations, investors could lose their entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of the Market Linked Notes and Market Linked Securities prior to maturity.
•	No periodic interest or dividend payments. Market Linked Notes and Market Linked Securities generally do not provide periodic interest. Market Linked Notes and Market Linked Securities linked to equities do not provide for a pass through of any dividends paid on the underlying equities.
•	Call risk. A Market Linked Note or Market Linked Security may be callable at the option of the applicable issuer. If the issuer exercises its call right, it will pay the call price on the call date. The issuer has no obligation to call a callable Market Linked Note or Market Linked Security and any decision to call a callable Market Linked Note or Market Linked Security will be made in its sole discretion when it is most advantageous for the issuer to do so. If a Market Linked Note or Market Linked Security is called or otherwise repaid early, it is possible that the investor may not be able to reinvest the proceeds at the same or greater yield.
•	Estimated value considerations. The estimated value of a Market Linked Note or Market Linked Security that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, investors should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy the Market Linked Notes or Market Linked Securities from you at any time after issuance.
•	Conflicts of interest. Potential conflicts of interest may exist between investors and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on the Market Linked Notes or Market Linked Securities. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in a market measure, or may publish research on such companies or a market measure. Finally, the estimated value of the Market Linked Notes or Market Linked Securities may be determined by Wells Fargo Securities.
•	Effect of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying market measure or the value of the Market Linked Notes or Market Linked Securities.
•	Basket risk. If the underlying market measure is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, or wholly offset, or more than offset, by depreciation of one or more other basket components.
•	ETF risk. If the underlying market measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and the differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in Market Linked Notes or Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration. If the index includes foreign securities, in addition to the risks described below, the Market Linked Notes or Market Linked Securities will be subject to currency exchange rate risk, as the value of the ETF will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Index risk. If the market measure is an index, or an ETF that tracks an index, your return on the Market Linked Notes or Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, the Market Linked Notes or Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets.
•	Commodity risk. Market Linked Notes and Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to an investor. Commodity markets are frequently subject to disruptions, distortions and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.
•	Currency risk. Market Linked Notes and Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.
•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisers regarding the application of the U.S. Federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

Monthly offerings summary

The terms set forth in this summary are intended as a general indication of Market Linked Notes and Market Linked Securities available through the pricing date for each offering. Please see the offering materials for complete product disclosure including a detailed explanation of the terms, identification of the underlying market measure, tax disclosure, and a full discussion of risks. All payments on Market Linked Notes and Market Linked Securities are available only if the investment is held until the applicable payment date and are subject to the credit risk of the applicable issuer. Market Linked Notes and Market Linked Securities are unsecured debt obligations of the issuer, and investors will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment. If the issuer defaults on its obligations, investors could lose their entire investment.

Each issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. Market Linked Notes and Market Linked Securities are not deposits or other obligations of a depository institution and are not insured by the FDIC or any other governmental agency of the United States or any other jurisdiction.

If you received this document by e-mail, you may view a copy of the relevant preliminary pricing supplement and other related offering documents by clicking on the offering document hyperlink for that particular offering on the following pages.

	Market Linked Securities
Maturity	Issuer	Market Measure	Description	Page
2 years	Wells Fargo & Company	Russell 2000® Index	Market Linked Securities – Leveraged Upside Participation to a Cap and Buffered Downside with Multiplier Principal at Risk Securities Linked to the Russell 2000® Index due April 29, 2016	5
2 years	Wells Fargo & Company	iShares® MSCI Emerging Markets ETF	Auto-Callable Access Securities with Fixed Coupon and Contingent Downside Principal at Risk Securities Linked to the iShares® MSCI Emerging Markets ETF due April 29, 2016	8
5 years	Wells Fargo & Company	S&P 500® Index	Access Securities – Upside Participation and Buffered Downside with Multiplier Principal at Risk Securities Linked to the S&P 500® Index due April 30, 2019	11

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 2 years
Market Measure	Russell 2000® Index (the “Index”)
Pricing Date	April 25, 2014*
Issue Date	April 30, 2014*
Face Amount	$1,000 per security
Redemption Amount at Maturity	See “How the redemption amount is calculated” on the next page
Stated Maturity Date	April 29, 2016*
Starting Level	The closing level of the Index on the pricing date
Ending Level	The closing level of the Index on the calculation day
Capped Value	[118%-122%] of the face amount per security ($1,180.00 to $1,220.00 per security), to be determined on the pricing date
Threshold Level	90% of the starting level
Participation Rate	150%
Multiplier	100%/90%, which is approximately 1.1111
Calculation Day	April 22, 2016*
Calculation Agent	Wells Fargo Securities, LLC, an affiliate of the issuer
Denominations	$1,000 and any integral multiple of $1,000
Original Offering Price	$997.50 plus a transaction fee, if any, that may be charged by the selected dealer acting as your account custodian, which will not exceed $2.50 per security
Agent Discount	Up to $2.50 per security
CUSIP	94986RTR2

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities – Leveraged Upside Participation to a Cap and Buffered Downside With Multiplier Principal at Risk Securities Linked to the Russell 2000® Index due April 29, 2016

Investment description

•	Linked to the Russell 2000® Index
•	Face amount of $1,000 per security
•	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:
¡	If the level of the Index increases, you will receive the face amount plus 150% participation in the upside performance of the Index, subject to a maximum total return at maturity of 18% to 22% (to be determined on the pricing date) of the face amount
¡	If the level of the Index decreases but the decrease is not more than 10%, you will be repaid the face amount
¡	If the level of the Index decreases by more than 10%, you will receive less than the face amount and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to approximately 1.1111
•	Investors may lose some, or all, of the face amount
•	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
•	No periodic interest payments or dividends
•	No exchange listing; designed to be held to maturity

Hypothetical payout profile

The profile above is based on a hypothetical capped value of 120% or $1,200.00 per security (the midpoint of the specified range for the capped value), a participation rate of 150%, a threshold level equal to 90% of the starting level, a multiplier of approximately 1.1111 and an original offering price of $1,000 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual capped value, the actual original offering price paid for your securities and whether you hold your securities to maturity.

On the date of the preliminary pricing supplement, the estimated value of the securities is approximately $973.80 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, the issuer does not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $966.30 per security. See “General risks and investment considerations - Estimated value considerations” in the offerings summary and “Investment Description” in the preliminary pricing supplement for more information.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision.

Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312514127357/d704167d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512302131/d378206d424b2.htm
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 877-316-9039.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein are not a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. Unless market conditions and other relevant factors change significantly in your favor, a sale of the securities prior to maturity is likely to result in sale proceeds that are substantially less than the original offering price per security. Wells Fargo Securities, LLC and its affiliates are not obligated to purchase the securities from you at any time prior to maturity.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by Wells Fargo & Company. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

Hypothetical returns

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return(1)	Hypothetical pre-tax annualized rate of return(1)(2)
2015.6721	75.00%	$1,200.00	20.00%	9.33%
1727.7189	50.00%	$1,200.00	20.00%	9.33%
1497.3564	30.00%	$1,200.00	20.00%	9.33%
1382.1751	20.00%	$1,200.00	20.00%	9.33%
1305.4644	13.34%	$1,200.00	20.00%	9.33%
1266.9939	10.00%	$1,150.00	15.00%	7.11%
1209.4032	5.00%	$1,075.00	7.50%	3.65%
1151.8126(3)	0.00%	$1,000.00	0.00%	0.00%
1094.2220	-5.00%	$1,000.00	0.00%	0.00%
1036.6313	-10.00%	$1,000.00	0.00%	0.00%
1025.1132	-11.00%	$988.89	-1.11%	-0.56%
806.2688	-30.00%	$777.78	-22.22%	-12.18%
575.9063	-50.00%	$555.56	-44.44%	-27.33%
287.9532	-75.00%	$277.78	-72.22%	-54.80%

Assumes a hypothetical capped value of 120%, or $1,200.00 per security (the midpoint of the specified range of the capped value).

(1) Assumes that an investor purchases the securities at an original offering price of $1,000 per security.

(2) The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(3) The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level, and capped value.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

•	If the ending level is greater than the starting level, the redemption amount will be equal to the lesser of:
(i)	$1,000 plus

$1,000 ×	ending level – starting level	× participation rate	; and
starting level

(ii)	the capped value

•	If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level, the redemption amount will be equal to $1,000

•	If the ending level is less than the threshold level, the redemption amount will be equal to:

$1,000 ×	ending level	× multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the face amount of your securities at maturity.

Russell 2000® Index daily closing levels*

*The graph above sets forth daily closing levels of the Index for the period from January 1, 2004 to March 28, 2014. The closing level on March 28, 2014 was 1151.8126. The historical performance of the Index is not an indication of the future performance of the Index during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

•	You May Lose Up To All Of Your Investment.
•	No Periodic Interest Will Be Paid On The Securities.
•	Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Index.
•	The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases.
•	The Securities Are Subject To The Credit Risk Of Wells Fargo.
•	The Estimated Value Of The Securities On The Pricing Date, Based On Wells Fargo Securities, LLC’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.
•	The Estimated Value Of The Securities Is Determined By The Issuer’s Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.
•	The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities, LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
•	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
•	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.
•	An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.
•	The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:
•	Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index.
•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.
•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.
•	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.
•	The Issuer And Its Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.
•	Potential Conflicts Of Interest Could Arise Between You And The Issuer.
•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.
•	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.
•	The Estimated Value Of The Securities Was Calculated By An Affiliate Of The Issuer.
•	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.
•	The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

© 2014 Wells Fargo Securities. All rights reserved.	7

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 2 years
Market Measure	iShares® MSCI Emerging Markets ETF (the “Fund”)
Pricing Date	April 25, 2014*
Issue Date	April 30, 2014*
Face Amount	$1,000 per security
Interest Rate	[4.75% - 5.25%] per annum, to be determined on the pricing date
Interest Payment Dates	Quarterly, on the fourth business day following each call date and at stated maturity
Automatic Call	If the fund closing price of the Fund on any call date is greater than or equal to the starting price, the securities will be automatically called for the face amount plus accrued and unpaid interest
Call Dates	Quarterly, on the 25th day of each January, April, July, and October, commencing July 2014 and ending January 2016*
Call Settlement Date	Four business days after the applicable call date
Payment at Stated Maturity	See “How the payment at stated maturity is calculated” on the next pg
Stated Maturity Date	April 29, 2016*
Final Calculation Day	April 25, 2016*
Starting Price	The fund closing price of the Fund on the pricing date
Ending Price	The fund closing price of the Fund on the final calculation day
Threshold Price	70% of the starting price
Calculation Agent	Wells Fargo Securities, LLC, an affiliate of the issuer
Denominations	$1,000 and any integral multiple of $1,000
Original Offering Price	$997.50 plus a transaction fee, if any, that may be charged by the selected dealer acting as your account custodian, which will not exceed $2.50 per security
Agent Discount	Up to $2.50 per security
CUSIP	94986RTP6

Auto-Callable Access Securities with Fixed Coupon and Contingent Downside Principal at Risk Securities Linked to the iShares® MSCI Emerging Markets ETF due April 29, 2016

Investment description

•	Linked to the iShares® MSCI Emerging Markets ETF

•	Face amount of $1,000 per security

•	Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the face amount of your securities at stated maturity will depend in each case on the performance of the Fund

•	Quarterly Interest. Quarterly interest payments at a rate of 4.75% to 5.25% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call

•	Automatic Call. If the fund closing price of the Fund on any of the seven quarterly call dates is greater than or equal to the starting price, the Issuer will automatically call the securities for the face amount plus accrued and unpaid interest

•	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the Fund does not decline by more than 30% from its starting price to its ending price. If the Fund declines by more than 30% from the starting price to the ending price, you will lose more than 30%, and possibly all, of the face amount of your securities

•	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the Fund from the starting price if the Fund declines by more than 30% from the starting price to the ending price, but you will not participate in any appreciation of the Fund and will not receive any dividends on shares of the Fund

•	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

•	No exchange listing; designed to be held to maturity

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the call dates, final calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

On the date of the preliminary pricing supplement, the estimated value of the securities is approximately $957.80 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, the issuer does not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $950.30 per security. See “General risks and investment considerations - Estimated value considerations” in the offerings summary and “Investment Description” in the preliminary pricing supplement for more information.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision. Investors should carefully review the preliminary pricing supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312514127529/d704025d424b2.htm
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 877-316-9039.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein are not a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. Unless market conditions and other relevant factors change significantly in your favor, a sale of the securities prior to maturity is likely to result in sale proceeds that are substantially less than the original offering price per security. Wells Fargo Securities, LLC and its affiliates are not obligated to purchase the securities from you at any time prior to maturity.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI Emerging Markets ETF.

Hypothetical payout profile

The profile above illustrates the potential payout at stated maturity on the securities (excluding the final interest payment), assuming the securities have not been automatically called prior to the stated maturity date and assuming an original offering price of $1,000 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual original offering price paid for your securities and whether you hold your securities to maturity.

Hypothetical returns

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical payment at stated maturity per security(2)	Cumulative interest amount per security(3)	Hypothetical pre-tax total rate of return(4)
$71.30	75.00%	$1,000.00	$100.00	10.00%
$61.11	50.00%	$1,000.00	$100.00	10.00%
$52.96	30.00%	$1,000.00	$100.00	10.00%
$48.89	20.00%	$1,000.00	$100.00	10.00%
$44.81	10.00%	$1,000.00	$100.00	10.00%
$40.74(1)	0.00%	$1,000.00	$100.00	10.00%
$36.67	-10.00%	$1,000.00	$100.00	10.00%
$32.59	-20.00%	$1,000.00	$100.00	10.00%
$28.52	-30.00%	$1,000.00	$100.00	10.00%
$28.11	-31.00%	$690.00	$100.00	-21.00%
$24.44	-40.00%	$600.00	$100.00	-30.00%
$20.37	-50.00%	$500.00	$100.00	-40.00%
$10.19	-75.00%	$250.00	$100.00	-65.00%

Assumes a hypothetical interest rate of 5.00% per annum (the midpoint of the specified range of the interest rate).

(1) The hypothetical starting price. The actual starting price will be determined on the pricing date.

(2) Excludes final interest payment.

(3) Total interest payments received per security over the term of the securities.

(4) The hypothetical pre-tax total rate of return is equal to the sum of the hypothetical payment at stated maturity and the cumulative interest amount, expressed in terms of a percentage change from the original offering price (assuming an original offering price of $1,000 per security).

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price and the resulting pre-tax rate of return will depend on the actual interest rate for the securities and the actual ending price.

How the payment at stated maturity is calculated

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date the redemption amount (in addition to the final interest payment). The redemption amount will be determined as follows:

•	If the ending price is greater than or equal to the threshold price, the redemption amount will be equal to $1,000

•	If the ending price is less than the threshold price, the redemption amount will be equal to $1,000 minus:

$1,000 ×	starting price – ending price
starting price

If the securities are not automatically called prior to stated maturity and the ending price is less than the threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities at stated maturity.

iShares® MSCI Emerging Markets ETF daily closing prices*

*The graph above sets forth daily closing prices of the Fund for the period from January 1, 2004 to March 28, 2014. The closing price on March 28, 2014 was $40.74. The historical performance of the Fund is not an indication of the future performance of the Fund during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Risk Factors” section in the preliminary pricing supplement. Please review those risk factors carefully.

•	If The Securities Are Not Automatically Called Prior To Stated Maturity And The Ending Price Is Less Than The Threshold Price, You Will Lose More Than 30%, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.
•	You May Be Fully Exposed To The Decline In The Fund From The Starting Price, But Will Not Participate In Any Positive Performance Of The Fund.
•	You Will Be Subject To Reinvestment Risk.
•	The Securities Are Subject To The Credit Risk Of Wells Fargo.
•	The Estimated Value Of The Securities On The Pricing Date, Based On Wells Fargo Securities, LLC’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.
•	The Estimated Value Of The Securities Is Determined By The Issuer’s Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.
•	The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities, LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
•	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
•	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.
•	Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.
•	An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.
•	Exchange Rate Movements May Impact The Value Of The Securities.
•	Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.
•	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.
•	The Issuer And Its Affiliates Have No Affiliation With The Sponsor Of The Fund Or The Sponsor Of The Underlying Index And Have Not Independently Verified Their Public Disclosure Of Information.
•	An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.
•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.
•	Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.
•	A Call Settlement Date, An Interest Payment Date And The Stated Maturity Date May Be Postponed In Certain Circumstances.
•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.
•	One Of The Issuer’s Affiliates Will Be The Calculation Agent And Has Calculated The Estimated Value Of The Securities And, As A Result, Potential Conflicts Of Interest Could Arise.
•	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Price Of The Fund, Prices Of Securities Included In The Fund Or The Value Of The Securities.
•	The Tax Consequences Of An Investment In The Securities Are Unclear.

© 2014 Wells Fargo Securities. All rights reserved.	10

Wells Fargo & Company Market Linked Securities

Summary of terms

Issuer	Wells Fargo & Company
Term	Approximately 5 years
Market Measure	S&P 500® Index (the “Index”)
Pricing Date	April 25, 2014*
Issue Date	April 30, 2014*
Face Amount	$1,000 per security
Redemption Amount at Maturity	See “How the redemption amount is calculated” on the next page
Stated Maturity Date	April 30, 2019*
Starting Level	The closing level of the Index on the pricing date
Ending Level	The closing level of the Index on the calculation day
Threshold Level	75% of the starting level
Participation Rate	[100%-110%], to be determined on the pricing date
Multiplier	100%/75%, which is approximately 1.3333
Calculation Day	April 23, 2019*
Calculation Agent	Wells Fargo Securities, LLC, an affiliate of the issuer
Denominations	$1,000 and any integral multiple of $1,000
Original Offering Price	$997.50 plus a transaction fee, if any, that may be charged by the selected dealer acting as your account custodian, which will not exceed $2.50 per security
Agent Discount	Up to $2.50 per security
CUSIP	94986RTQ4

*To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Access Securities – Upside Participation and Buffered Downside With Multiplier Principal at Risk Securities Linked to the S&P 500® Index due April 30, 2019

Investment description

•	Linked to the S&P 500® Index
•	Face amount of $1,000 per security
•	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:
¡	If the level of the Index increases, you will receive the face amount plus 100% to 110% participation (to be determined on the pricing date) in the upside performance of the Index
¡	If the level of the Index decreases but the decrease is not more than 25%, you will be repaid the face amount
¡	If the level of the Index decreases by more than 25%, you will receive less than the face amount and have downside exposure to the decrease in the level of the Index from the starting level to the ending level, subject to the buffering effect of a multiplier equal to approximately 1.3333
•	Investors may lose some, or all, of the face amount
•	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
•	No periodic interest payments or dividends
•	No exchange listing; designed to be held to maturity

Hypothetical payout profile

The profile above is based on a hypothetical participation rate of 105% (the midpoint of the specified range for the participation rate), a threshold level equal to 75% of the starting level, a multiplier of approximately 1.3333 and an original offering price of $1,000 per security. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual participation rate, the actual original offering price paid for your securities and whether you hold your securities to maturity.

On the date of the preliminary pricing supplement, the estimated value of the securities is approximately $956.20 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, the issuer does not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $946.20 per security. See “General risks and investment considerations - Estimated value considerations” in the offerings summary and “Investment Description” in the preliminary pricing supplement for more information.

This introductory fact sheet does not provide all of the information that an investor should consider prior to making an investment decision.

Investors should carefully review the preliminary pricing supplement, product supplement, prospectus supplement and prospectus before making a decision to invest in the securities. Your financial advisor or broker will not accept an order in respect of the securities without first confirming that you have received and reviewed these documents and that you understand them. You may access these documents on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows:

•	Preliminary pricing supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312514127322/d704082d424b2.htm
•	Product supplement: http://www.sec.gov/Archives/edgar/data/72971/000119312512302131/d378206d424b2.htm
•	Prospectus supplement and prospectus: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling your financial advisor or by calling Wells Fargo Securities at 877-316-9039.

Not suitable for all investors

Investment suitability must be determined individually for each investor. The securities described herein are not a suitable investment for all investors. In particular, no investor should purchase the securities unless they understand and are able to bear the associated market, liquidity and yield risks. Unless market conditions and other relevant factors change significantly in your favor, a sale of the securities prior to maturity is likely to result in sale proceeds that are substantially less than the original offering price per security. Wells Fargo Securities, LLC and its affiliates are not obligated to purchase the securities from you at any time prior to maturity.

Not a research report

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company or Wells Fargo Securities, LLC research departments.

Consult your tax advisor

Investors should review carefully the Preliminary Pricing Supplement, Product Supplement, Prospectus Supplement and Prospectus and consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

S&P® is a registered trademark of Standard and Poor’s Financial Services LLC (“S&P Financial”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P”). “Standard & Poor’s®,” “S&P 500®,” “Standard & Poor’s 500®” and “500®” are trademarks of S&P Financial and have been licensed for use by S&P and sublicensed for certain purposes by Wells Fargo & Company. The S&P 500 Index is a product of S&P and has been licensed for use by Wells Fargo & Company. The securities are not sponsored, endorsed, sold or promoted by S&P, S&P Financial or their respective affiliates, and neither S&P, S&P Financial or their respective affiliates make any representation regarding the advisability of investing in the securities.

Hypothetical returns

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return(1)	Hypothetical pre-tax annualized rate of return(1)(2)
3157.95	70.00%	$1,735.00	73.50%	11.32%
2972.19	60.00%	$1,630.00	63.00%	10.01%
2786.43	50.00%	$1,525.00	52.50%	8.62%
2600.67	40.00%	$1,420.00	42.00%	7.13%
2414.91	30.00%	$1,315.00	31.50%	5.55%
2229.14	20.00%	$1,210.00	21.00%	3.85%
2043.38	10.00%	$1,105.00	10.50%	2.01%
1857.62(3)	0.00%	$1,000.00	0.00%	0.00%
1671.86	-10.00%	$1,000.00	0.00%	0.00%
1486.10	-20.00%	$1,000.00	0.00%	0.00%
1393.22	-25.00%	$1,000.00	0.00%	0.00%
1374.64	-26.00%	$986.67	-1.33%	-0.27%
928.81	-50.00%	$666.67	-33.33%	-7.94%
464.41	-75.00%	$333.33	-66.67%	-20.80%

Assumes a hypothetical participation rate of 105% (the midpoint of the specified range of the participation rate).

(1) Assumes that an investor purchases the securities at an original offering price of $1,000 per security.

(2) The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

(3) The hypothetical starting level. The actual starting level will be determined on the pricing date.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual starting level, ending level, and participation rate.

How the redemption amount is calculated

The redemption amount payable at maturity will be determined as follows:

•	If the ending level is greater than the starting level, the redemption amount will be equal to $1,000 plus:

$1,000 ×	ending level – starting level	× participation rate
starting level

•	If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level, the redemption amount will be equal to $1,000

•	If the ending level is less than the threshold level, the redemption amount will be equal to:

$1,000 ×	ending level	× multiplier
starting level

If the ending level is less than the threshold level, you will lose some, and possibly all, of the face amount of your securities at maturity.

S&P 500® Index daily closing levels*

*The graph above sets forth daily closing levels of the Index for the period from January 1, 2004 to March 28, 2014. The closing level on March 28, 2014 was 1857.62. The historical performance of the Index is not an indication of the future performance of the Index during the term of the securities.

Selected risk considerations

The risks set forth below are discussed in detail in the “Selected Risk Considerations” section in the preliminary pricing supplement and the “Risk Factors” section in the product supplement. Please review those selected risk considerations and risk factors carefully.

•	You May Lose Up To All Of Your Investment.
•	No Periodic Interest Will Be Paid On The Securities.
•	The Buffering Effect Of The Multiplier Will Decrease As The Ending Level Decreases.
•	The Securities Are Subject To The Credit Risk Of Wells Fargo.
•	The Estimated Value Of The Securities On The Pricing Date, Based On Wells Fargo Securities, LLC’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.
•	The Estimated Value Of The Securities Is Determined By The Issuer’s Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.
•	The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Wells Fargo Securities, LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
•	The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
•	The Securities Will Not Be Listed On Any Securities Exchange And The Issuer Does Not Expect A Trading Market For The Securities To Develop.
•	The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:
•	Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index.
•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.
•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.
•	The Issuer Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.
•	The Issuer And Its Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.
•	Potential Conflicts Of Interest Could Arise Between You And The Issuer.
•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And The Issuer.
•	An Affiliate Of The Issuer Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.
•	The Estimated Value Of The Securities Was Calculated By An Affiliate Of The Issuer.
•	Trading And Other Transactions By The Issuer Or Its Affiliates Could Affect The Level Of The Index, Prices Of Securities Included In The Index Or The Value Of The Securities.
•	The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

© 2014 Wells Fargo Securities. All rights reserved.	13

About Wells Fargo Securities

Wells Fargo Securities is a comprehensive, customer-focused capital markets and investment banking firm serving corporations, financial institutions, and public entities of all sizes throughout the United States, Latin America, Asia, and Europe. Wells Fargo Securities is a market leader in debt and equity underwriting, mergers and acquisitions, loan syndications, debt and equity sales and trading, tax-exempt products, and research and economics.

We strive to design innovative ways to help clients meet their investment goals. Our monthly set of offerings is organized to allow investors to strategically allocate funds to investments that feature a range of maturities and investment themes.

Always read the preliminary pricing supplement and other related offering documents

Market Linked Notes and Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

Each issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the applicable registration statement and other documents the applicable issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the applicable issuer, any underwriter or any dealer participating in the offering will arrange to send you the applicable prospectus if you request it by contacting your financial advisor or by calling Wells Fargo Securities at (877) 316-9039.

© 2014 Wells Fargo Securities. All rights reserved.